Exhibit 10.6

December 8, 2010

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, TX 75034

Cancellation of Restricted Shares of ASPA Gold Corp. f/k/a Renaissance BioEnergy Inc. Common Stock ("ASPA")

Ladies and Gentlemen:

You are hereby instructed to cancel 40,500,000 (Forty million five hundred thousand) shares of ASPA restricted Common Stock. Enclosed is Certificate No. ES268 representing 3,583,334 shares and Certificate No. ES336 representing 39,416,666 shares, together a total of 43,000,000 (Forty three million) shares of ASPA restricted shares of Common Stock. Please issue a new certificate for the remaining 2,500,000 (Two million five hundred thousand) restricted shares of Common Stock in favor of the undersigned.

Please send the certificate to the company at:
ASPA Gold Corp.
36101 Bob Hope Dr., Suite E5-238
Rancho Mirage, California 92270

Sincerely yours,

Brighton Capital, Ltd.


By: /s/ Jeffrey B. WolinRu
    ----------------------------------
Name: Jeffrey B. Wolin